REGISTRATION NO. 333-31169

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                         Newport News Shipbuilding Inc.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                     74-1541566
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             4101 Washington Avenue
                          Newport News, Virginia 23607
                    (Address of principal executive offices)
                            -------------------------

                         Newport News Shipbuilding Inc.
                           Hourly Employee Stock Plan
                            (Full title of the plan)
                            -------------------------

                               STEPHEN B. CLARKSON
                  Vice President, General Counsel and Secretary
                         Newport News Shipbuilding Inc.
                             4101 Washington Avenue
                          Newport News, Virginia 23607
                                 (757) 380-3600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                         C. Porter Vaughan, III, Esquire
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8285
                            -------------------------

                         NEWPORT NEWS SHIPBUILDING INC.

         Newport News Shipbuilding Inc. (the "Company") registered 1,100,000 shares of Common Stock (including the associated rights) (the "Common Stock") of the Company on Form S-8 (File No. 333-31169) (the "Registration Statement") to be issued under the Company's Hourly Employee Stock Plan on the 14th day of July, 1997.

         The purpose of this Post-Effective Amendment to the Registration Statement is to deregister 1,000,000 of the shares of Common Stock (including the associated rights) registered pursuant to the Registration Statement. The registration of those 1,000,000 shares of Common Stock (including the associated rights) is no longer necessary as their purpose has been encompassed into a broad based option plan recently approved by the Company.

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, State of Virginia, on the 19th day of October 1998.

                                   NEWPORT NEWS SHIPBUILDING INC.


                                    /s/ Stephen B. Clarkson
                                   ------------------------------------
                                   Stephen B. Clarkson


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                    TITLE                               DATE
/s/ William P. Fricks*                         Chairman of the Board and Chief                 October 19, 1998
------------------------------------           Executive Officer
William P. Fricks

/s/ David J. Anderson*                         Senior Vice President and Chief                 October 19, 1998
------------------------------------           Financial Officer
David J. Anderson

/s/ Charles P. Wingfield                       Vice President and Corporate                    October 19, 1998
------------------------------------           Controller
Charles P. Wingfield, Jr.

/s/ Gerald L. Baliles*                         Director                                        October 19, 1998
------------------------------------
Hon. Gerald L. Baliles

/s/ Leon A. Edney*                             Director                                        October 19, 1998
------------------------------------
Leon A. Edney, Admiral (Ret.)

                                               Director                                        ______________
------------------------------------
Dr. William R. Harvey

/s/ Dana G. Mead*                              Director                                        October 19, 1998
------------------------------------
Dana G. Mead

/s/ Joseph J. Sisco*                           Director                                        October 19, 1998
------------------------------------
Dr. Joseph J. Sisco

/s/ Stephen R. Wilson*                         Director                                        October 19, 1998
------------------------------------
Stephen R. Wilson

*By: /s/ Stephen B. Clarkson
    ---------------------------------
         Stephen B. Clarkson
         (Attorney-in-Fact for persons
           indicated)

The Plan

         Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under Newport News Shipbuilding Inc. Hourly Employee
Stock Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, State of Virginia on this 19th day of October, 1998.

                                        NEWPORT NEWS SHIPBUILDING INC.
                                        HOURLY EMPLOYEE STOCK PLAN

                                        By:  /s/ Alfred Little, Jr.
                                           ----------------------------------
                                            Alfred Little, Jr.
                                            Vice-President, Human Resources
                                            of Newport News Shipbuilding Inc.